CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the "Agreement") is made and entered into as of this 1st day of September, 2010, between Tara Minerals Corp. a Nevada corporation (the "Company"), and  David Barefoot, an individual (the "Consultant"), who is located at 240 Columbus Circle, Longwood, FL 32750.

RECITALS

WHEREAS, the Consultant is desirous of being employed by the Company; and

WHEREAS, the Company has agreed with the Consultant upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein made, the Company and the Consultant do hereby agree as follows:

1.

Recitals.  The above recitals are true, correct, and are herein incorporated by reference.

2.

Enlargement.   The Company hereby employs the Consultant in the capacity of Corporate Communications and Investor Relations for Adit Resources Corp. and the Consultant hereby accepts such employment, upon the terms and conditions hereinafter set forth.

3.

Duties During Consulting Period.  During the "Term" (including any renewals thereof) as defined in Section 5 of this Agreement, the Consultant shall, subject to the authority and directions of the Company’s Board of Directors:

A.

Advise and perform work for the Company with respect to matters associated with the Company’s investor relations. The scope of such work will be determined from time to time by agreement of the parties, however the initial scope of work will consist of communicating on behalf of the Company to the equity investment community which includes but is not limited to market makers, analysts, money managers, institutional investors, stock-brokers, accredited investors, mutual funds, broker-dealers, wire-houses, newspapers, television, and trade publications; and

B.

Diligently devote the Consultant's time and efforts to the services contemplated by this Agreement and travel when and where necessary.

4.

Compensation and Benefits.

A.

Compensation.  For its services, the Consultant will be paid Seventy Thousand and Eight Hundred Dollars (US $100,800.00) per year or US $8,400.00 per month,  payable monthly, in arrears.

B.

Other Costs.  The Consultant may incur costs associated with work as needed and requested by the Company.  All costs over $__300__ must be approved by the Company.  All approved costs will be paid by the Company, in advance or upon invoice by the Consultant.

C.

Bonus.  The Consultant shall be entitled to receive 200,000 options to purchase Tara Minerals Corp. (the "Company") stock at $1.00, with 100,000 shares vesting as of September 1, 2010 and the remaining options to vest at the rate of 50,000 every 3 months.  Notwithstanding the above, all options that vest will expire two years from the date of vesting; any options which have not vested upon the termination of this Agreement pursuant to Section 6 will expire and will no longer be exercisable.

5.

Term.   The term of this Agreement is twelve months and will commence on the Effective Date and end on August 31, 2011 (the “Term"), unless terminated pursuant to Section 6, of this Agreement, provided that the Consultant and the Company may, upon mutual written consent, renew this Agreement for such duration as may be mutually agreed upon by the parties ("Renewal Term"). For purposes of this Agreement, “Effective Date” shall mean September 1, 2010.

6.

Consequences of Termination.

A.

Termination by the Company for Cause

(1)

Nothing herein shall prevent the Company from terminating this Agreement for "Cause" as hereinafter defined.  The Consultant shall continue to receive compensation only for the period ending with the date of such termination as provided in this Section 6A.  Any rights and benefits the Consultant may have in respect of any other compensation shall be determined in accordance with the terms of such other compensation arrangements or such plans or programs.

(2)

“Cause” shall mean:

(a)

committing or participating in an act of fraud, gross neglect, intentional misrepresentation, or embezzlement against the Company;

(b)

committing or participating in any other wanton or willful act, monetarily or otherwise, which harms the Company;

(c)

the violation of any federal, state or provincial law or regulation with respect to the services to be provided by the Consultant pursuant to this Agreement; or

(d)

the breach of this Agreement.

(3)

Notwithstanding anything else contained in this Agreement, this Agreement will not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Consultant a notice of termination stating that the Consultant committed one of the types of conduct set forth in this Section 6A.

B.

Voluntary Termination.   In the event the Consultant terminates this Agreement on the Consultant's own volition (prior to the expiration of the Term or Renewal Term of this Agreement, such termination shall constitute a voluntary termination and in such event the Consultant shall only be entitled to compensation received.

7.

Non-Disclosure of Confidential Information.

A.

Consultant acknowledges that the Company's trade secrets, private or secret processes, as they exist from time to time, business records and plans, inventions, acquisition strategy, price structure and pricing, discounts, costs, computer programs and listings, source code and/or subject code, copyright, trademark, proprietary information, formulae, protocols, forms, procedures, methods for operating the Company's business, credit and financial data concerning the Company's clients, sales presentations, revenues, acquisitions, practices and plans and information which are embodied in written or otherwise recorded form, and other information of a confidential nature not known publicly or by other mining companies (collectively, the "Confidential Information") are valuable, special and unique assets of the Company, access to and knowledge of which have been provided to Consultant by virtue of Consultant's association with the Company.  In light of the highly competitive nature of the industry in which the Company's business is conducted, Consultant agrees that all Confidential Information, heretofore or in the future obtained by Consultant as a result of Consultant's association with the Company, shall be considered confidential.

B.

The Consultant agrees that the Consultant shall:

(1)

hold in confidence and not disclose or make available to any third party any such Confidential Information obtained directly or constructively from the Company, unless so authorized in writing by the Company;

(2)

exercise all reasonable efforts to prevent third parties from gaining access to the Confidential Information;

(3)

take such protective measures as may be reasonably necessary to preserve the confidentiality of the Confidential Information.

C.

Excluded from the Confidential Information, and therefore not subject to the provisions of this Agreement, shall be any information which the Consultant can show:

(1)

at the time of disclosure, is in the public domain; or

(2)

after the disclosure, enters the public domain by way of printed publication through no fault of the Consultant; or

(3)

was in his possession at the time of disclosure and which was not acquired directly or indirectly from the Company; or

(4)

was acquired, after disclosure, from a third party who did not receive it from the Company, and who had the right to disclose the information without any obligation to hold such information confidential.

D.

Upon written request of the Company, Consultant shall return to the Company all written materials containing the Confidential Information.

8.

Covenants as Essential Elements of this Agreements; Survival of Covenants.

It is understood by and between the parties hereto that the foregoing covenants by Consultant contained in Section 7 of this Agreement shall be construed to be agreements independent of any other element of Consultant's relationship with the Company.  The existence of any other claim or cause of action, whether predicated on any other provision in this Agreement, or otherwise, as a result of the relationship between the parties, shall not constitute a defense to the enforcement of the covenants in Section 7 of this Agreement against Consultant.

9.

Remedies and Enforcement.

A.

Consultant acknowledges and agrees that the Company's remedy at law for a breach of any of the provisions of Section 7 herein would be inadequate and the breach shall be per se deemed as causing irreparable harm to the Company.  In recognition of this fact, in the event of a breach by Consultant of any of the provisions of Section 7, Consultant agrees that, in addition to any remedy at law available to the Company, including, but not limited to monetary damages, the Company, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available to the Company.

B.

It is further expressly understood and agreed that the provisions of this Agreement shall apply whether this Agreement is terminated by Company or Consultant or upon its expiration or termination.

C.

Nothing herein contained shall be construed as prohibiting Company or Consultant from pursuing any other remedies available to it/ him for any breach or default of this Agreement.

10.

Independent Contractor.

The Consultant will be considered an independent contractor and not an employee of the Company.  The Consultant will have not authority to bind the Company to any agreement.

The Consultant shall comply with all federal, state, and local laws, and rules and regulations that are now or may in the future become applicable to the Consultant, its business, equipment and personnel engaged in accomplishing the services contemplated by this Agreement or arising out of the performance of this Agreement.

The Consultant will not be treated as an employee for federal, state, or local tax purposes or for any other purpose.  No payroll or employment taxes of any kind shall be withheld or paid with respect to payments to the Consultant, including but not limited to FICA, FUTA, federal income tax, state personal income tax, state disability insurance tax, and state unemployment insurance tax.  The Consultant agrees that it is responsible for making all filings with and payments to the Internal Revenue Service and state and local taxing authorities as are appropriate to its status as a Consultant.

No workers’ compensation insurance has been or will be obtained by the Company for the Consultant.  The Consultant understands that he is not entitled to unemployment compensation benefits or any other benefits normally afforded to any employee of the Company, due to his status as a Consultant.

11.

Freedom to Contract.

The Consultant represents and warrants that the Consultant has the right to negotiate and enter into this Agreement, and that this Agreement does not breach, interfere with or conflict with any other existing contractual agreement

12.

Effect on Prior Agreements.

This Agreement supersedes any and all prior oral or written agreements, concerning the subject matter hereof, in their entirety between the parties, which shall be void and of no further force and effect after the date of this Agreement.

13.

Notices.

 Any notice required or permitted to be given under the terms of this Agreement shall be sufficient if in writing and if sent postage prepaid by registered or certified mail, return receipt requested, by overnight delivery, or by courier to the addresses of the respective parties set forth in the preamble of this Agreement.

14.

Waiver.

Unless agreed in writing, the failure of either party, at any time, to require performance by the other of any provision hereunder shall not affect its rights thereafter to enforce the same, nor shall a waiver by either party of any breach of any provision hereof be taken or held to be a waiver of any other preceding or succeeding breach of any term or provision of this Agreement.  No extension of time for the performance of any obligation or act shall be deemed to be an extension of time for the performance of any other obligation or act hereunder.

15.

Complete Agreement.

This Agreement contains the entire agreement between the parties hereto with respect to the contents hereof and supersedes all prior agreements and understandings between the parties with respect to such matters, whether written or oral.  Neither this Agreement nor any term or provision hereof may be changed, waived, discharged or amended in any manner other than by an instrument in writing, signed by the party against which the enforcement of the change, waiver, discharge or amendment is sought.

16.

Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one agreement.

17.

Binding Effect/Assignment.

This Agreement shall be binding upon the parties hereto, their heirs, legal representatives, successors and assigns.  This Agreement shall not be assignable by the Consultant but shall be assignable by the Company in connection with the sale, transfer or other disposition of its business or to any of the Company's affiliates controlled by or under common control with the Company, with the written approval of Consultant.

18.

Governing Law, Arbitration.

The parties agree that this Agreement shall be deemed made and entered into in the State of Illinois and shall be governed and construed under and in accordance with the laws of the State of Illinois without giving effect to any principles of conflicts of law.  Any dispute in any way involving this Agreement will be settled through binding arbitration in Chicago, Illinois, in accordance with the commercial arbitration rules of the American Arbitration Association.  In connection with any arbitration proceeding, the prevailing party shall be entitled to recover its costs, including reasonable attorneys' fees.

19.

Headings.

The headings of the sections are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.

20.

Survival.

Any termination of this Agreement shall not affect the ongoing provisions of this Agreement which shall survive such termination in accordance with their terms.

21.

Severability.

Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

22.

Construction.

This Agreement shall be constructed within the fair meaning of each of its terms and not against the party drafting the document.

23.

Service Restriction.

Nothing in this Agreement will prevent or restrict Consultant from serving on the Board of Directors of any public or private companies and receive compensation from such service.

THE PARTIES TO THIS AGREEMENT HAVE READ THIS AGREEMENT, UNDERSTAND ITS TERMS AND CONDITIONS, HAVE HAD THE OPPORTUNITY TO CONSULT WITH INDEPENDENT COUNSEL OF THEIR OWN CHOICE AND AGREE TO BE BOUND BY ITS TERMS AND CONDITIONS.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

TARA MINERALS CORP.

Signature:

Print:

Signature:

David S. Barefoot